Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V PHARMACEUTICAL COMPANY ANNOUNCES THE ELECTION OF

NEW INDEPENDENT MEMBER TO BOARD OF DIRECTORS

August 9, 2010, St. Louis, MO. – K-V Pharmaceutical Company (NYSE: KVa/KVb) announced today that Mr. Robert Baldini was appointed as a new independent member of the Board of Directors by a unanimous vote of the directors, which also voted to increase the size of the Board to eight directors.

Mr. Joseph Lehrer, Chairman of the Board’s Nominating and Corporate Governance Committee, stated, “The entire Board takes great pleasure in announcing that Mr. Robert Baldini has joined K-V as a member of its Board of Directors. Bob possesses an outstanding reputation within the pharmaceutical industry, as well as extensive knowledge and experience in sales, marketing and development of pharmaceutical products. We believe he will be an especially valuable asset to K-V as we continue to work towards receiving U.S. Food and Drug Administration approval of Gestiva™ and ultimately commence the launch and sales program for that product.”

Mr. Baldini stated, “I am pleased to be invited to serve on the K-V Board because I want to be a part of the Company’s resurgence. Over the course of my tenure as a Board member, I will utilize my background and experience in the pharmaceutical industry to assist management with respect to its current products, its launch of Gestiva™ following FDA approval, and the acquisition and development of other new pharmaceutical products.”

Mr. Robert E. Baldini

Robert E. Baldini has over fifty years of experience in the pharmaceutical industry. Mr. Baldini is considered one of the foremost marketers of pharmaceutical products, and has been personally instrumental in the introduction of over 27 pharmaceutical products into the marketplace. Mr. Baldini began his career at Pfizer and subsequently joined Geigy (which subsequently became Ciba-Geigy) where he worked in the company’s internal advertising agency, initially in market research and product management.

Following the Ciba-Geigy merger, Mr. Baldini was promoted to head of its advertising agency (C&G Advertising), where he was instrumental in building one of the strongest advertising departments in medical advertising.

Beginning in 1981, Mr. Baldini spent 14 years with Key Pharmaceuticals. Initially, Key was a small start-up company in Florida. He began as the Vice President of Marketing and Sales and was subsequently promoted to General Manager and eventually President. During Mr. Baldini’s tenure at Key, the company introduced a number of drugs into the market place including TheoDur® (over $100 million in sales), K-Dur® (over $300 million of sales) and ImDur® (over $400 million of sales). In 1986, Schering-Plough acquired Key, which became Schering’s independent respiratory and cardiovascular division. Mr. Baldini stayed with the company, ultimately serving six years as President of the division. Under Mr. Baldini’s leadership, Key’s sales force grew to over 500.

Mr. Baldini left Key in 1995 and joined Kos Pharmaceuticals (NASDAQ: KOSP) where he served as the Vice Chairman of the Board and Chief of Marketing and Sales until it was acquired in 2007 by Abbott Laboratories for over $4 billion. At Kos, Mr. Baldini was instrumental in developing and marketing the blockbuster drug Niaspan® (a $650 million pharmaceutical product) and Advicor® (extended-release niacin/lovastatin tablets).

Since 2005, Mr. Baldini has served as a member of the Board and consultant to Arisaph Pharmaceuticals, an emerging biopharmaceutical company focused on developing therapies for cancer, cardiovascular disease and diabetes. Mr. Baldini also served on the board of Espirit Pharma, prior to its acquisition by Allergan in 2007 for $370 million.

Currently, Mr. Baldini is also involved with two start-up organizations, Accubreak, an innovative pharmaceutical company which utilizes tablet technology for life-cycle management, and Dermworx’s, a dermatological company utilizing nano-technology and drug delivery systems.

Mr. Baldini was inducted into the Medical Advertising Hall of Fame and more recently into Seton Hall University’s Entrepreneur Hall of Fame. He was also named Seton Hall University’s Most Distinguished Alumnus in 2000 and the Arthritis Foundation’s Humanitarian of the Year in 1997.

Mr. Baldini holds a B.S. degree from Seton Hall University and an M.B.A. from New York University. Mr. Baldini is currently a member of the Seton Hall University Board of Regents.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Safe Harbor Statement

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and

which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans,” “expects,” “aim,” “believe,” “projects,” “anticipates,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, and the Company’s strategy for growth, product development, product launches regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (the third quarter of the Company’s fiscal year ended March 31, 2010 (the “Form 10-Q”));

(3)	the decisions the Company makes in order to maintain and increase our limited cash and financial resources may result in significant charges for impairment of inventory, property and equipment and intangible and other long-lived assets;

(4)	based on our cash balance and estimates of our operating expenditures, our existing cash and financial resources will not be sufficient to fund our operations beyond the quarter ending September 30, 2010, unless we are able to raise additional capital by selling assets or through external financing;

(5)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

(6)	the possibility of further reducing the Company’s operations, including further reductions of its employee base and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

(7)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(8)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(9)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(10)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™, as well as the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile;

(11)	acceptance of and demand for the Company’s new pharmaceutical products or current products upon their return to the marketplace;

(12)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized generic drugs;

(13)	new product development and launch, including the possibility that any product launch may be delayed;

(14)	reliance on key strategic acquisitions;

(15)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(16)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(17)	fluctuations in revenues;

(18)	the difficulty of predicting international regulatory approvals, including timing;

(19)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(20)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(21)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(22)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(23)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(24)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(25)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(26)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(27)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(28)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements” in the Form 10-Q;

(29)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(30)	delays in returning, or failure to return, certain or many of the Company’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(31)	the ability to sell or license certain assets, and the terms of such transactions;

(32)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(33)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors;

(34)	if a director of our company, or a shareholder with an ownership interest in our company of 5% or more, is excluded from participating in federal or state health care programs, then HHS may use its discretionary authority to also exclude our company from participation in federal healthcare programs;

(35)	the risk that the failure to comply with the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, could result in delisting of our shares on the New York Stock Exchange, which would harm the market price of the Company’s Class A common stock and Class B common stock;

(36)	the risk that even if the price and 30-day average price of the Company’s Class A common stock and Class B common stock closes at $1.00 and above on any given day or for any given 30-day period, the Company can provide no assurance that they will remain at such levels thereafter;

(37)	the risk that BDO will be unable to complete the audit of the Company’s financial statements to be included in its annual report for its fiscal year ended March 31, 2010 on a timely basis which would impact the Company’s compliance with New York Stock Exchange listing standards, and the Securities Exchange Act of 1934, as amended;

(38)	the risk that BDO will be unable to complete on a timely basis the review of the Company’s financial statements to be included in its fiscal 2011 Form 10-Q’s; and

(39)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and referred to in Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings.

Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.